UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  November 30, 2006

Cecil Bancorp, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:

410-398-1650

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

127 North Street Elkton, Maryland 21921

(Address and zip code of principal executive offices)

Maryland

(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1 of 2

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 30, 2006, Cecil Bancorp, Inc. (the “Company”) issued a $7,217,000 principal, 30-year junior subordinated Debt Security in connection with the issuance of $7,000,000 of Capital Securities and $217,000 Common Securities by its newly formed subsidiary, Cecil Bancorp Capital Trust II (the “Trust”). The Capital Securities were sold in a private placement. The Company owns all of the Common Securities, which are the sole voting securities of the trust. The trust owns the Debt Security. The Debt Security will constitute the sole asset of the Trust. The Debt Security and the Capital Securities bear interest at a fixed rate of 6.58% until the March 6, 2012 and then at a floating rate equal to 3-month LIBOR plus 1.68%, payable quarterly, and are redeemable in whole or in part after that date. The Company plans to use the proceeds to increase the regulatory capital of its subsidiary, Cecil Federal Bank, and for other purposes.

The principal agreements governing the issuance of the Debt Security, the Capital Securities, and the Common Securities, each of which is dated November 30, 2006, are: (1) the Indenture between the Company and Wilmington Trust Company as Trustee, with exhibits including the form of Debt Security; (2) the Purchase Agreement among the Company, the Trust, and Merrill Lynch International; (3) the Amended and Restated Declaration of Trust among the Company, Wilmington Trust Company as Trustee, and the Administrators; and (4) the Guarantee executed and delivered by the Company and the Trust for the benefit of the holders of the Capital Securities.

Payment of distributions on, and the liquidation or redemption price of, the Capital Securities, are guaranteed by the Company, to the extent the Trust has funds available therefore, pursuant to the Guarantee.

Payment of interest on the Debt Security and distributions on the Capital Securities may be deferred for up to twenty consecutive quarterly periods, at the option of the Company. If the Company elects to defer payments on the Debt Security, it will generally not be able to (A) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock or (B) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Debt Security, or (C) make any payment under any guarantees of the Company that rank pari passu in all respects with or junior in interest to the Guarantee. The principal amount of the Debt Security is subject to acceleration upon the occurrence of certain bankruptcy or insolvency related events, or if the Company defaults in the payment of any interest upon any Debt Security when it becomes due and payable following the nonpayment of any such interest for 20 or more consecutive quarterly periods.

The trust preferred securities have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. This report shall not constitute an offer to sell or the solicitation of an offer to buy the trust preferred securities.

Item 7.01	REGULATION FD DISCLOSURE

See item 1.01

Item 9.01	EXHIBITS

EX-10 - _1

EX-10 - _2

EX-10 - _3

EX-10 - _4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cecil Bancorp, Inc.

By:	/s/ Mary B Halsey

Name:	Mary B Halsey
Title:	President and CEO
Date:	Monday, December 04, 2006